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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997, with respect to the consolidated financial statements and schedule of TheraTx, Incorporated included in the Registration Statement (Form S-4 dated September 16, 1997), and related Prospectus of Vencor, Inc. for the registration of $750 million Senior Subordinated Notes.

                                        Ernst & Young LLP

Atlanta, Georgia
September 12, 1997